UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2004

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084	55-0717455

(Commission File Number)	(IRS Employer Identification No.)

2450 First Avenue
P.O. Box 2968
Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2791

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1. – Registrant’s Business and Operations.

     Item 1.01. Entry into a Material Definitive Agreement

     Pursuant to First Amendment to Real Estate Lease Agreement dated May 6, 2003 from lessors Ronald H. Scott and Frank J. Scott t/d/b/a St. Clair Leasing Co., under which Champion Industries, Inc.’s wholly owned subsidiary Interform Corporation leases its main operating facility at 1901 Mayview Road, Bridgeville, Pennsylvania, Interform Corporation as lessee on September 29, 2004 exercised its option to renew the lease for an additional term of forty two (42) months, commencing April 1, 2005 and ending September 30, 2008. The rental for the additional term is $282,214 annually payable in advance in equal monthly installments of $23,518.

     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The discussion of the exercise of option to renew lease term of the registrant’s Interform Corporation subsidiary is incorporated herein by reference from “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) The exhibits listed on the Exhibit Index on page 4 of this Form 8-K are filed herewith.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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CHAMPION INDUSTRIES, INC.
(Registrant)

/s/ Todd R. Fry
Date: October 4, 2004	Todd R. Fry, Vice President
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 10.1	First Amendment to Real Estate Lease Agreement dated May 6, 2003 by and between Ronald H. Scott and Frank J. Scott t/d/b/a St. Clair Leasing Co. and Interform Corporation, a subsidiary of Champion Industries, Inc.

Exhibit 10.2	Notice of option to renew lease dated September 29, 2004

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